EXHIBIT 10(hh)

                       TRANSITIONAL COMPENSATION AGREEMENT

         THIS AGREEMENT, made and entered into as of January 28, 2001 by and between CDW Computer Centers, Inc., an Illinois corporation (hereinafter called the "Company"), and John A. Edwardson (hereinafter called the "Executive").

                                WITNESSETH THAT:

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, despite the possibility, threat or occurrence of a Change in Control (as defined below) of the Company; and

         WHEREAS, the Board believes that it is imperative to diminish the inevitable distraction of the Executive which would result from the personal uncertainties and risks created by a threatened or pending Change in Control and to encourage the Executive's full attention and dedication to the business of the Company currently and in the event of any threatened or pending Change in Control and to provide the Executive with appropriate compensation and benefit protection upon a Change in Control;

         NOW, THEREFORE, the Company and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

     1. Term. This Agreement shall become effective upon the occurrence of a Change in Control (as defined in Paragraph 4(d), below) (hereinafter called the "Effective Date") and shall remain in effect for a term continuing until the end of the twenty-fourth (24th) calendar month following the month in which the Effective Date occurs; provided, however, that, anything in this Agreement to the contrary notwithstanding, if a Change in Control occurs and if the Executive's employment with the Company was terminated prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (a) was at the request of a third party who was taking steps reasonably calculated to effect a Change in Control or (b) otherwise arose in connection with or anticipation of a Change in Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

         2. Duties. During the Executive's employment with the Company after the Effective Date, the Executive shall serve as President and Chief Executive Officer of the Company and have all powers and duties consistent with such position, subject to the reasonable direction of the Board. The Executive shall also continue to serve as Chairman of the Board. The Executive shall devote substantially his entire time during reasonable business hours (reasonable sick leave and vacations excepted) and best efforts to fulfill faithfully, responsibly and to the best of his ability his duties hereunder. The Executive may engage in charitable, civic or community activities, manage his personal investments, continue to serve as a director of Focal Communications and Household International and, with the prior approval of the Board, may serve as a director of any other business corporation, provided that such activities or service do not materially interfere with the Executive's duties hereunder or violate the terms of any of the covenants contained in Paragraphs 10 or 11 hereof.

         3. Compensation and Benefits. For the Executive's employment with the Company after the Effective Date, the Executive shall receive such reasonable and appropriate compensation and benefits as shall be approved from time to time by the Board or the Compensation Committee of the Board (but not less than the total compensation and benefits to which he was entitled immediately prior to the Change in Control), subject to the provisions of Paragraph 4(d)(v), below. Each stock option granted to the Executive after a Change in Control will have terms substantially similar to those set forth in Section 3(d)(i) of the Employment Agreement of even date herewith between the Company and the Executive.

         4. Termination. Unless earlier terminated in accordance with the following provisions of this Paragraph 4, the Company shall continue to employ the Executive and the Executive shall remain employed by the Company from the Effective Date through the end of the term of this Agreement as set forth in Paragraph 1, above. Paragraph 6 hereof sets forth certain obligations of the Company in the event that the Executive's employment hereunder is terminated. Certain capitalized terms used in this Paragraph 4 and in Paragraphs 5 and 6 hereof are defined in Paragraph 4(d), below.

                  (a) Death or Disability. The Executive's employment shall terminate immediately as of the Date of Termination in the event of the
Executive's death or in the event that the Executive becomes disabled. The Executive will be deemed to be disabled upon the earlier of (i) the end of a six
(6)-consecutive month period during which, by reason of physical or mental injury or disease, the Executive has been unable, with or without reasonable accommodation, to perform substantially all of his usual and customary duties under this Agreement or (ii) the date that a reputable physician selected by the Board and reasonably acceptable to the Executive determines in writing that the Executive will, by reason of physical or mental injury or disease, be unable, with or without reasonable accommodation, to perform substantially all of the Executive's usual and customary duties under this Agreement for a period of at least six (6) consecutive months. If any question arises as to whether the
Executive is disabled, upon reasonable request therefor by the Board, the Executive shall submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. The Board shall promptly give the Executive written notice of any such determination of the Executive's disability and of any decision of the Board to terminate the Executive's employment by reason thereof. Until the Date of Termination for disability, the base salary payable to the Executive shall be reduced dollar-for-dollar by the amount of any disability benefits paid to the Executive in accordance with any disability policy or program of the Company.

                  (b) Discharge for Cause. In accordance with the procedures hereinafter set forth, the Board may discharge the Executive from his employment hereunder for Cause. Any discharge of the Executive for Cause shall be communicated by a Notice of Termination to the Executive given in accordance with Paragraph 13 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and
(iii) specifies the termination date, which may be as early as the date of the giving of such notice. No purported termination of the Executive's employment for Cause shall be effective without a Notice of Termination.

                  (c) Termination for Other Reasons. The Company may discharge the Executive without Cause by giving written notice to the Executive in accordance with Paragraph 13 at least fifteen (15) days prior to the Date of Termination. The Executive may resign from his employment, without liability to the Company, by giving written notice to the Company in accordance with Paragraph 13 at least fifteen (15) days prior to the Date of Termination.

                  (d) Definitions. For purposes of this Agreement, the following capitalized terms shall have the meanings set ----------- forth below:

                  (i) "Accrued Obligations" shall mean, as of the Date of Termination, the sum of (1) the Executive's base salary through the Date of Termination to the extent not theretofore paid, (2) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation accrued by the Executive as of the Date of Termination to the extent not theretofore paid and (3) any vacation pay, expense reimbursements and other cash entitlements accrued by the Executive as of the Date of Termination to the extent not theretofore paid. For the purpose of this Paragraph 4(d)(i), amounts shall be deemed to accrue ratably over the period during which they are earned, but no discretionary compensation shall be deemed earned or accrued until it is specifically approved by the Board or the Compensation Committee in accordance with the applicable plan, program or policy.

                  (ii) "Cause" shall mean: (1) the Executive's commission of an act materially and demonstrably detrimental to the financial condition and/or goodwill of the Company or any of its subsidiaries, which act constitutes gross negligence or willful misconduct by the Executive in the performance of his material duties to the Company or any of its subsidiaries, or (2) the Executive's commission of any material act of dishonesty or breach of trust resulting or intended to result in material personal gain or enrichment of the Executive at the expense of the Company or any of its subsidiaries, or (3) the Executive's conviction of a felony involving moral turpitude, but specifically excluding any conviction based entirely on vicarious liability. No act or failure to act will be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that his action or omission was in the best interests of the Company. In addition, no act or omission will constitute Cause unless (1) a resolution finding that Cause exists has been approved by a majority of all of the members of the Board at a meeting at which the Executive is allowed to appear with his legal counsel and (2) the Company has given detailed written notice thereof to the Executive and, where remedial action is feasible, he then fails to remedy the act or omission within a reasonable time after receiving such notice.

                           (iii)    "Change in Control" shall mean:

                  (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of both (x) 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") and (y) combined voting power of the Outstanding Company Voting Securities equal to or in excess of the combined voting power of the Outstanding Company Voting Securities held by the Krasny Family; excluding, however, the following: (A) any acquisition directly from the Company or any member of the Krasny Family (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company or from any member of the Krasny Family), (B) any acquisition by the Company, any member of the Krasny Family or any group that includes a member of the Krasny Family, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this "Change in Control" definition shall be satisfied, provided that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or any member of the Krasny Family) shall, by reason of an acquisition of Outstanding Company Voting Securities by the Company, become the beneficial owner of both
(x) 25% or more of the Outstanding Company Voting Securities and (y) combined voting power of the Outstanding Company Voting Securities equal to or in excess of the combined voting power of the Outstanding Company Voting Securities held by the Krasny Family, and such Person shall, after such acquisition of Outstanding Company Voting Securities by the Company, become the beneficial owner of any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

                  (2) individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date of this Agreement whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a person or group for the purpose of opposing a solicitation by any other person or group with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed a member of the Incumbent Board;

                  (3) consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 50% of the combined voting power of the then outstanding securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Voting Securities) beneficially owns, directly or indirectly, both (x) 25% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (y) combined voting power of the then outstanding securities of such corporation equal to or in excess of the combined voting power of the then outstanding securities of such corporation held by the Krasny Family and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

                  (4) consummation of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or other disposition,
(B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 25% or more of the Outstanding Company Voting Securities) beneficially owns, directly or indirectly, both (x) 25% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (y) combined voting power of the then outstanding securities thereof equal to or in excess of the combined voting power of the then outstanding securities thereof held by the Krasny Family and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

                  (iv) "Date of Termination" shall mean (1) in the event of a discharge of the Executive by the Board for Cause, the date specified in such Notice of Termination, (2) in the event of a discharge of the Executive without Cause or a resignation by the Executive, the date specified in the written notice to the Executive (in the case of discharge) or the Company (in the case of resignation), which date shall be no less than three (3) days after the giving of such notice by the Executive of termination during the Window Period and which date shall be no less than fifteen (15) days from the date of such written notice under other circumstances, (3) in the event of the Executive's death, the date of the Executive's death, and (4) in the event of termination of the Executive's employment by reason of disability pursuant to Paragraph 4(a), the date the Executive receives written notice of such termination.

                  (v) "Good Reason" shall mean any of the following without the consent of the Executive: (1) the failure to re-elect the Executive as Chairman, President and Chief Executive Officer, (2) assignment of duties inconsistent with the Executive's position, authority, duties or responsibilities, or any other action by the Company which results in a substantial diminution of such position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive, (3) any other failure by the Company to comply with any of the provisions of this Agreement, including (but not by way of limitation) any reduction of the Executive's base salary, bonus or incentive compensation opportunities, or benefits under any compensation or benefit plan or program of the Company, other than an isolated, insubstantial and inadvertent reduction not made in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive, or (4) any successor to the Company, by acquisition of stock or assets, by merger or otherwise, failing to expressly assume the obligations of the Company under this Agreement. However, during the term of this Agreement, "Good Reason" shall also include the Executive being reassigned, without the Executive's consent, to an office location more than 50 miles outside of the Greater Chicago Metropolitan area.

                  (vi) "Krasny Family" shall mean Michael P. Krasny, Janet Krasny, any descendant of Michael P. Krasny or Janet Krasny or the spouse of any such descendant (collectively, the "Krasny Family Group"), any trust, partnership or other entity for the benefit of any member of the Krasny Family Group, the estate of any member of the Krasny Family Group or any charitable organization established by any member of the Krasny Family Group.

                  (vii) "Prior Bonus" shall mean the average of the annual incentive bonus earned under the Company's Senior Management Incentive Plan or any comparable bonus earned under any successor plan (including any bonus earned and payable but not yet paid) for the last three full fiscal years (or such shorter period during which the Executive has been an employee of the Company); provided that, (1) if the Executive is not employed by the Company on December 31, 2001, the Prior Bonus for the 2001 fiscal year only shall be the sum of the target incentive bonus for such year and the special bonus for such year and (2) if the Executive has been continuously employed by the Company through December 31, 2001, for purposes of calculating Prior Bonus, the Prior Bonus for the 2001 fiscal year shall be the sum of the incentive bonus for such year and the special bonus for such year.

                  (viii) "Qualifying Termination" shall mean termination of the Executive's employment after the Effective Date and during the term of this Agreement as described in Paragraph 1, above, (1) by reason of the discharge of the Executive by the Company other than for Cause or disability, (2) by reason of the resignation of the Executive for Good Reason within six (6) months after an event constituting Good Reason or (3) by the Executive for any reason whatsoever during the Window Period.

                  (ix) "Window Period" shall mean the 30-day period commencing six months after the date of a Change in Control.

                  5. Vesting of Equity Awards Upon a Change in Control. Notwithstanding the terms and provisions of any other agreement, plan or award, immediately upon a Change in Control, all stock options, restricted stock and other equity awards to the Executive which are not otherwise vested shall vest in full, and all options shall remain exercisable for the period provided for in the applicable award agreement and, to the extent not inconsistent, the applicable plan.

                  6. Obligations of the Company Upon Termination. The following provisions describe certain obligations of the Company to the Executive under this Agreement upon termination of his employment. However, except as explicitly provided in this Agreement, nothing in this Agreement shall limit or otherwise adversely affect any rights which the Executive may have under applicable law, under any other agreement with the Company or any of its subsidiaries, or under any compensation or benefit plan, program, policy or practice of the Company or any of its subsidiaries.

                  (a) Death, Disability, Discharge for Cause, or Resignation Without Good Reason. In the event the Executive's employment terminates by reason of the death or disability of the Executive, or by reason of the discharge of the Executive by the Company for Cause, or by reason of the resignation of the Executive outside of the Window Period other than for Good Reason, the Company shall pay to the Executive, or his heirs or estate in the event of the Executive's death, all Accrued Obligations (including, in the case of death or disability, prorated annual incentive bonus (based on the target bonus under the Company's Senior Management Incentive Plan or any successor plan for the fiscal year in which the Executive's termination of employment occurs) through and including the effective date of the Executive's termination of employment and, in the case of the 2001 fiscal year only, in the case of death or disability, a prorated special bonus through and including the effective date of the Executive's termination of employment) in a lump sum within thirty (30) days after the Date of Termination; provided, however, that any portion of the Accrued Obligations which consists of bonus, deferred compensation, or incentive compensation shall be determined and paid in accordance with the terms of the relevant plan as applicable to the Executive. In addition, if the Executive's employment is terminated by retirement under a retirement plan of the Company or by resignation of the Executive other than for Good Reason, the Executive may, in the discretion of the Compensation Committee, be awarded a pro rata cash bonus for the year in which the Date of Termination occurs.

                  (b) Qualifying Termination. In the event of a Qualifying Termination, the Executive shall receive the following benefits:

                  (i)  Payment of all Accrued  Obligations  in a lump sum within thirty (30) days after the Date of Termination; provided, however, that any portion of the Accrued Obligations which consists of bonus, deferred compensation or incentive compensation shall be determined and paid in accordance with the terms of the relevant plan as applicable to the Executive,

                  (ii) A prorated annual incentive bonus (based on the target bonus under the Company's Senior Management Incentive Plan or any successor plan for the fiscal year in which the Executive's termination of employment occurs) through and including the effective date of the Executive's termination of employment and, in the case of the 2001 fiscal year only, the special bonus for such fiscal year,

                  (iii) Payment in a lump sum within thirty (30) days after the Date of Termination of a salary replacement amount equal to three hundred percent (300%) of the Executive's base salary as in effect prior to the termination,

                  (iv) Payment in a lump sum within thirty (30) days after the Date of Termination of a bonus replacement amount equal to three hundred percent (300%) of the Prior Bonus, and

                  (v) Continuation, for a period of two (2) years after the Date of Termination, of all welfare benefits and senior executive perquisites on terms at least as favorable to the Executive as those which would have been provided if the Executive's employment had continued for that time pursuant to this Agreement, with the cost of such benefits to be paid by the Company. To the extent the Company is unable to provide comparable insurance for reasons other than cost, the Company may provide a lesser level or no coverage and compensate the Executive for the difference in coverage through a cash lump sum payment grossed up for taxes. This payment will be tied to the cost of an individual insurance policy if it were assumed to be available.

                  7. Certain Additional Payments by the Company. The Company agrees that:


                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Paragraph 7) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") or if any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, being, hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment. Notwithstanding the foregoing provisions of this Paragraph 7(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Executive, after taking into account the Payments and the Gross-Up Payment, would not receive a net after-tax benefit of at least $100,000 (taking into account both income taxes and any Excise Tax) as compared to the net after-tax proceeds to the Executive resulting from an elimination of the Gross-Up Payment and a reduction of the Payments, in the aggregate, to an amount (the "Reduced Amount") such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

                  (b) Subject to the provisions of paragraph (c), below, all determinations required to be made under this Paragraph 7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the accounting firm which is then serving as the auditors for the Company (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Paragraph 7, shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any good faith determination by the Accounting
Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made pursuant to this Paragraph 7 ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to paragraph (c), below, and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                  (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than fifteen (15) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30)-day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                  (i) Give the Company any information reasonably requested by the Company relating to such claim,

                  (ii) Take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  (iii) Cooperate with the Company in good faith in order effectively to contest such claim, and (iv) Permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for all taxes (including interest and penalties with respect thereto), including without limitation any Excise Tax and income tax (including interest and penalties with respect thereto), imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this paragraph
(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner; and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, for all taxes (including interest and penalties with respect thereto), including without limitation any Excise Tax and income tax (including interest or penalties with respect thereto), imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c), above, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of said paragraph (c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon, after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to said paragraph (c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid; and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid pursuant to this Paragraph 7.

         8. No Set-Off or Mitigation. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment.

         9. Payment of Certain Expenses. The Company shall pay promptly as incurred, to the fullest extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest initiated by the Executive about the amount of any payment due pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code; provided, however, that the Company shall not be obligated to make such payment with respect to any contest in which the Company prevails over the Executive.

                  10. Noncompetition; Nonsolicitation. (a) General. The Executive acknowledges that in the course of the Executive's employment with the Company the Executive has and will become familiar with trade secrets and other confidential information concerning the Company and its subsidiaries and that the Executive's services will be of special, unique and extraordinary value to the Company and its subsidiaries.

                  (b) Noncompetition. The Executive agrees that during the period of the Executive's employment with the Company and for a period of two years thereafter (the "Noncompetition Period"), the Executive shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or consultant to any other corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged, in any business, in which the Executive was involved or had knowledge, being conducted by, or being planned by, the Company or any of its subsidiaries as of the termination of the Executive's employment in any geographic area in which the Company or any of its subsidiaries is then conducting such business.

                  (c) Nonsolicitation. The Executive further agrees that during the Noncompetition Period the Executive shall not (i) in any manner, directly or indirectly, induce or attempt to induce any employee of the Company or any of its subsidiaries to terminate or abandon his or her employment for any purpose whatsoever or (ii) in connection with any business to which Paragraph 10(b) applies, call on, service, solicit or otherwise do business with any customer of the Company or any of its subsidiaries.

                  (d) Exceptions. Nothing in this Paragraph 10 shall prohibit the Executive from being (i) a stockholder in a mutual fund or a diversified investment company or (ii) an owner of not more than two percent of the outstanding stock of any class of a corporation, any securities of which are publicly traded, so long as the Executive has no active participation in the business of such corporation.

                  (e) Reformation. If, at any time of enforcement of this Paragraph 10, a court or an arbitrator holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. This Agreement shall not authorize a court or arbitrator to increase or broaden any of the restrictions in this Paragraph 10.

         11. Confidentiality. During and after the period of employment with the Company, the Executive shall not, without prior written consent from the Chief Executive Officer or the General Counsel of the Company, directly or indirectly disclose to any individual, corporation or other entity, other than to the Company or any subsidiary or affiliate thereof or their officers, directors or employees entitled to such information or any other person or entity to whom such information is disclosed in the normal course of the business of the Company) or use for the Executive's own benefit or for the benefit of any such individual, corporation or other entity, any Confidential Information of the Company. For purposes of this Agreement, "Confidential Information" is information relating to the business of the Company or its subsidiaries or affiliates (a) which is not generally known to the public or in the industry,
(b) which has been treated by the Company and its subsidiaries and affiliates as confidential or proprietary, (c) which provides the Company or its subsidiaries or affiliates with a competitive advantage, and (d) in the confidentiality of which the Company has a legally protectable interest. Confidential Information which becomes generally known to the public or in the industry, or in the confidentiality of which the Company and its subsidiaries and affiliates cease to have a legally protectable interest, shall cease to be subject to the restrictions of this Paragraph 11.

         12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the successors and assigns of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a substantial portion of its assets, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place. Regardless of whether such an agreement is executed, this Agreement shall be binding upon any successor of the Company in accordance with the operation of law, and such successor shall be deemed the "Company" for purposes of this Agreement.

         13. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by recognized commercial delivery service or on the third business day after being mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

                  a.       If to the Board or the Company, to:

                           CDW Computer Centers, Inc.
                           200 North Milwaukee Avenue
                           Vernon Hills, IL  60061
                           Attention:  Chief Financial Officer

                           with a copy to:

                           Sidley & Austin
                           Bank One Plaza
                           10 South Dearborn Street
                           Chicago, Illinois  60603
                           Attention:  Thomas A. Cole, Esq.

                  b. If to the Executive, to the last known mailing address for the Executive contained in the records of the Company, with a copy to:

                           Vedder Price Kaufman & Kammholz
                           222 North LaSalle Street
                           Suite 2600
                           Chicago, Illinois  60601
                           Attention:  Robert J. Stucker, Esq.

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

                  14. Tax Withholding. The Company shall provide for the withholding of any taxes required to be withheld by federal, state, or local law with respect to any payment in cash, shares of stock and/or other property made by or on behalf of the Company to or for the benefit of the Executive under this Agreement or otherwise. The Company may, at its option: (a) withhold such taxes from any cash payments owing from the Company to the Executive, (b) require the Executive to pay to the Company in cash such amount as may be required to satisfy such withholding obligations and/or (c) make other satisfactory arrangements with the Executive to satisfy such withholding obligations.

                  15. Arbitration. Any dispute or controversy between the Company and the Executive arising out of or relating to this Agreement or the breach of this Agreement shall be settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of the Company and the Executive, unless the parties are unable to agree to an arbitrator, in which case the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court otherwise having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitration proceeding shall be conducted in Chicago, Illinois or such other location to which the parties may agree. The Company shall pay the costs of any arbitrator appointed hereunder.

                  16. No  Assignment.  Except as  otherwise  expressly  provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

                  17. Execution in Counterparts. This Agreement may be executed by the parties hereto in two (2) or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

                  18. Jurisdiction and Governing Law. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Illinois, other than the conflict of laws provisions of such laws.

                  19. Severability. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement. Furthermore, if the scope of any restriction or requirement contained in this Agreement is too broad to permit enforcement of such restriction or requirement to its full extent, then such restriction or requirement shall be enforced to the maximum extent permitted by law, and the Executive consents and agrees that any court of competent jurisdiction may so modify such scope in any proceeding brought to enforce such restriction or requirement.

                  20. Prior Understandings. This Agreement embodies the entire understanding of the parties hereto and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto. The headings in this Agreement are for convenience of reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                    CDW COMPUTER CENTERS, INC.



                                    By:    /s/ Michael P. Krasny
                                           ----------------------
                                           Michael P. Krasny

                                    Title: Chairman of the Board
                                           ----------------------

                                    EXECUTIVE

                                           /s/ John A. Edwardson
                                           ----------------------
                                           John A. Edwardson